Exhibit 99.1

Hospice USA, LLC and Affiliates

Combined Financial Statements
For the Years Ended December 31, 2003 and 2002

Hospice USA, LLC and Affiliates

Contents

Independent Auditors’ Report	3
Combined Financial Statements
Balance Sheets	4
Statements of Income and Changes in Members’ Equity	5
Statements of Cash Flows	6
Summary of Accounting Policies	7-10
Notes to Combined Financial Statements	11-15

Independent Auditors’ Report

Hospice USA, LLC and Affiliates
Memphis, Tennessee

We have audited the accompanying combined balance sheets of Hospice USA, LLC and certain affiliates (the “Company”) as of December 31, 2003 and 2002, and the related combined statements of income and changes in members’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Hospice USA, LLC and certain affiliates at December 31, 2003 and 2002, and the results of their combined operations and their combined cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN, LLP

March 19, 2004

Hospice USA, LLC and Affiliates

Combined Balance Sheets

December 31,	2003	2002
Assets (Note 4)
Current
Cash and cash equivalents	$2,437,739	$649,758
Trade accounts receivable, net of allowance for possible losses of $224,000 and $177,000, respectively (Note 7)	5,331,406	3,000,116
Due from related parties (Note 2)	164,199	135,020
Prepaid expenses and other current assets	403,473	211,144

Total current assets	8,336,817	3,996,038
Property and equipment, net (Notes 3 and 4)	1,424,139	1,010,043
Goodwill, net (Note 1)	1,985,115	185,002
Other intangibles (Note 1)	20,000	—
Other assets	23,419	12,554

	$11,789,490	$5,203,637

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$41,455	$37,175
Accrued expenses and other current liabilities	3,419,687	1,573,337
Current maturities of long-term debt (Note 4)	443,168	231,858

Total current liabilities	3,904,310	1,842,370
Long-term debt, less current maturities (Note 4)	1,786,130	76,809

Total liabilities	5,690,440	1,919,179

Commitments and contingencies (Notes 5, 7, 8, 9 and 10)
Members’ equity	6,099,050	3,284,458

	$11,789,490	$5,203,637

See accompanying summary of accounting policies and notes to combined financial statements.

Hospice USA, LLC and Affiliates

Combined Statements of Income and Changes in Members’ Equity

Year ended December 31,	2003	2002
Revenues
Net patient service revenues	$28,411,643	$19,318,281
Other	12,460	7,258

Operating revenues	28,424,103	19,325,539

Costs and expenses
Pharmacy	1,719,166	1,361,860
Medical equipment and supplies	993,787	826,510
Patient care mileage	1,088,687	894,773
Nursing home care	361,379	804,463
Inpatient costs	634,835	347,869
Other patient expenses	837,971	645,006
Wages	10,367,831	7,369,820
Payroll taxes	845,325	618,878
Other employee costs	1,088,620	539,390
Travel and entertainment	188,330	124,393
Office supplies	258,281	164,802
Rent	480,321	356,557
Depreciation	290,677	191,196
Bad debts	106,318	62,832
Other administrative costs	1,503,836	1,117,420

Total costs and expenses	15,129,539	10,545,288

Net income	7,658,739	3,899,770
Members’ equity, beginning of period	3,284,458	1,364,995
Distributions	(4,844,147)	(1,980,307)

Members’ equity, end of period	$6,099,050	$3,284,458

See accompanying summary of accounting policies and notes to combined financial statements.

Hospice USA, LLC and Affiliates

Combined Statements of Cash Flows

Year ended December 31,	2003	2002
Cash flows from operating activities
Net income	$7,658,739	$3,899,770
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation	290,677	191,196
Loss on sale of equipment	22,447	9,029
Provision for possible losses	80,093	52,308
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(2,242,617)	(1,849,525)
Prepaid expenses	(203,194)	(75,329)
Accounts payable and accrued expenses	1,850,630	(92,238)

Net cash provided by operating activities	7,456,775	2,135,211

Cash flows from investing activities
Business acquisition (Note 1)	(1,320,000)	—
Purchase of property and equipment	(750,539)	(469,131)
Proceeds from sale of equipment	23,319	3,600
Advances to related companies, net	(29,179)	(109,624)

Net cash used in investing activities	(2,076,399)	(575,155)

Cash flows from financing activities
Principal payments on long-term debt	(288,222)	(457,586)
Payment of member distributions	(4,844,147)	(1,980,307)
Proceeds from the issuance of debt	1,539,974	435,857

Net cash used in financing activities	(3,592,395)	(2,002,036)

Net increase (decrease) in cash	1,787,981	(441,980)
Cash and cash equivalents, beginning of period	649,758	1,091,738

Cash, and cash equivalents, at end of period	$2,437,739	$649,758

See accompanying summary of accounting policies and notes to combined financial statements.

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

Business and Basis of Presentation

The combined financial statements include the financial statements of Hospice USA, LLC and the below affiliated entities, related primarily by common ownership (together “the Company”). Significant intercompany transactions have been eliminated. The companies are in the business of providing Hospice care to terminally ill patients.

Company

Rice Enterprises, LLC
American Home Medical Equipment, LLC
New Horizon Hospice of Tennessee, LLC (Acquired 12/1/03)
Hospice South of Marshall County, LLC
Hospice South of Corinth, LLC
Hospice South of Meridian, LLC
Hospice South of New Albany, LLC
Hospice South of Philadelphia, LLC
Hospice South of Senatobia, LLC
Hospice South of Birmingham, LLC
Hospice South of Demopolis, LLC
Hospice South of Hamilton, LLC
Hospice South of Jackson, LLC
Hospice South of Mobile, LLC
Hospice South of Decatur, LLC
Hospice South of Monroeville, LLC
Hospice South of Russellville, LLC
Hospice South of Tennessee, LLC
Hospice South of Memphis, LLC

Patient Service Revenue

Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered based on established billing rates, less contractual allowances, for patients covered by Medicaid and other contractual programs.

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

Accounts Receivable

The Company has significant accounts receivable whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicaid and Medicare. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of these receivables and other assets proving uncollectible and continually monitors and adjusts these allowances as necessary.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes may be uncollectible. The Company also records an additional allowance based on certain percentages of their aged receivables, which are determined based on historical experience and management’s assessment of the general financial conditions affecting the Company’s customer base. If actual collection experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Property, Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method for financial reporting purposes over the assets’ estimated useful lives as follows:

Years
Furniture and equipment	5-20
Leasehold improvements	5-25
Automobiles	4

Expenditures for major renewals and betterments that extend the useful life of assets are capitalized. Maintenance and repair costs are charged to expense as incurred. Upon sale or retirement, the asset cost and related accumulated depreciation are eliminated from the respective accounts, and any resulting gain or loss is included in income.

The carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

Goodwill

Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, the Company assessed goodwill for impairment at the end of each period presented.

Income Taxes

The Company has elected to be treated as a pass-through entity for federal and state income tax reporting purposes. As such, its taxable income will be included in the income tax returns of the respective members.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist primarily of accounts receivable, accounts payable, accrued liabilities and long-term debt. The carrying amounts of financial instruments are estimated by management to approximate their respective fair values.

New Accounting Pronouncements

In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. FIN 46 is effective immediately for all new variable interest entities created or

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provision of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company is currently assessing the impact FIN 46 will have on the Company’s financial statements.

Hospice USA, LLC and Affiliates

Notes to Combined Financial Statements

1.	Acquisition

In November of 2003, the Company purchased substantially all of the assets of Friendship Hospice of Nashville, Inc. (the “Seller”). As a result of the acquisition, effective December 1, 2003, the Company began the operations of New Horizon Hospice of Tennessee, LLC. The purchase was funded using $20,000 cash, a $1.3 million note payable to Union Planters Bank (the “Union Planters Bank Note”), and a $780,000 non-interest bearing note payable to the Seller (the “Seller Note”), discounted by the Company using an imputed interest rate of 5% to $688,879 (see Note 4). The purchase price was allocated to the following assets based upon their estimated fair values:

Accounts receivable	$169,333
Furniture and equipment	19,434
Non-compete agreement	20,000
Goodwill	1,800,112

$2,008,879

In conjunction with the purchase, the sellers agreed to a non-compete agreement. The related asset is being amortized over its five-year term on a straight-line basis.

2.	Related Party Transactions

At December 31, 2003 and 2002, the Company had receivables due from companies under common ownership of $164,199 and $135,020, respectively. Such receivables relate mainly to the payment of expenses by the Company on behalf of the companies under common ownership. Such amounts are offset by payments received by the Company on behalf of the companies under common ownership.

The Company’s two members are also executive officers of the Company. These officers/members are not paid a salary, but are compensated through profit distributions. Accordingly, no compensation expense related to the executive management services rendered by these two officers has been recorded in the accompanying financial statements.

Hospice USA, LLC and Affiliates

Notes to Combined Financial Statements

3. Property and Equipment

Major classes of property and equipment are summarized as follows:

December 31,	2003	2002
Furniture and equipment	$1,718,351	$1,200,702
Leasehold improvements	10,659	—
Automobiles	428,051	306,860

	2,157,061	1,507,562
Less accumulated depreciation	(732,922)	(497,519)

Net property and equipment	$1,424,139	$1,010,043

4. Long-term Debt

Long-term debt consists of the following:

December 31,	2003	2002
Union Planters Bank Note, bearing interest at prime (4% at December 31, 2003), payable in monthly installments of $21,667, with a final balloon payment of approximately $660,000 due in December 2006	$1,297,833	$—
Uncollateralized non-interest bearing Seller Note, payable in monthly installments of $13,000 through December 2008, discounted using an estimated interest rate of 5%	688,879	—
Installment notes with interest rates ranging from 0% to 8.5% due through January 2008, collateralized by automobiles	242,586	148,376
Unsecured note payable to shareholder bearing interest at 10%, interest payable monthly, paid during the year ended December 31, 2003	—	160,291

	2,229,298	308,667
Less current maturities	(443,168)	(231,858)

Long-term debt	$1,786,130	$76,809

Hospice USA, LLC and Affiliates

Notes to Combined Financial Statements

The Union Planters Bank Note is collateralized by substantially all of the assets of the Company and contains financial covenants mainly relating to debt coverage and tangible net worth to be measured first on June 30, 2004.

The installment notes are secured by automobiles with a net book value of approximately $276,000 at December 31, 2003.

During 2002, the Company maintained a $500,000 line of credit with a financial institution. At December 31, 2002, there was no outstanding balance on this line of credit. Advances bore interest at variable rates ranging between 5% and 6% during the year. The annual line was scheduled to expire during June of 2002, however, after June 2002 the bank kept the line open without requiring the Company to sign a new agreement. This line of credit was closed during April 2003 when new lines of credit with a different financial institution were obtained.

Hospice USA, LLC entered into two lines of credit with a financial institution during the year ending December 31, 2003. The first agreement contained a $2,000,000 line of credit secured by a blanket lien on the assets of the Tennessee operations. This line bore interest at prime (4% at December 31, 2003), however, this line of credit was never used. During March 2003 this line of credit was closed. The Company has a $500,000 line of credit secured by a blanket lien on the assets of the Tennessee operations. This line bears interest at prime plus 4% (8% as of December 31, 2003). As of December 31, 2003, there was no balance outstanding. The line is scheduled to expire on July 1, 2004.

Hospice USA, LLC and Affiliates

Notes to Combined Financial Statements

Required principal payments on long-term debt for the next five years are as follows:

Year ended December 31,
2004	$443,168
2005	428,501
2006	1,038,165
2007	165,965
2008	153,499

$2,229,298

5. Operating Leases

The Company leases a substantial portion of its operating facilities. Future minimum payments under noncancellable operating leases that have initial or remaining terms in excess of one year at December 31, 2003 are as follows:

Year ended December 31,
2004	$378,711
2005	330,055
2006	251,244
2007	194,305
2008	165,242
Thereafter	—

$1,319,557

Rent expense was $480,321 and $356,557 under operating leases for the years ended December 31, 2003 and 2002, respectively.

6. Supplemental Cash Flow Information

For purposes of the statements of cash flow, cash consists of cash on hand, demand deposit accounts and short-term investments in certificates of deposit with initial maturities of three months or less.

Hospice USA, LLC and Affiliates

Notes to Combined Financial Statements

Cash paid for interest totaled approximately $19,000 and $33,000 for the years ended December 31, 2003 and 2002, respectively.

During 2003, the Company purchased a business through the issuance of long-term debt (see Note 1).

7. Risks and Uncertainties

The Company has significant accounts receivable whose collectibility or realizability is dependent upon the performance of certain governmental  programs, primarily Medicare. During the years ended December 31, 2003 and 2002 the Company earned approximately 92% of its revenue from patients under the Medicare program. Medicare reimbursement for hospice care is generally made based on predetermined daily rates. There are no retroactive adjustments other than the application of a statutory “cap” on overall payments and the limitation on payments for inpatient care. Amounts due from Medicare amounted to approximately $3,081,000 and $2,041,000 as of December 31, 2003 and 2002, respectively. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of receivables proving uncollectible and appropriate liabilities have been recorded for potential retroactive adjustments. The Company continually monitors and adjusts these allowances and accruals as necessary.

8. Employee Benefit Plan

The Company sponsors a 401(k) Profit Sharing Plan (the “Plan”) with other entities under common ownership, which is a defined contribution plan offered to all employees of the related group. Employer contributions are discretionary based on the Company’s operating results. No employer contributions were made during the years ended December 31, 2003 or 2002.

9. Contingencies

The Company, in the normal course of business, is subject to litigation on general business issues. In the opinion of management, such litigation will not have a material adverse effect on the Company.

Hospice USA, LLC and Affiliates

Notes to Combined Financial Statements

The Company is required to comply with laws governing the transmission and privacy of health information. HIPAA requires compliance with certain standards for the exchange of individually identifiable health information within the Company and with third parties, such as payors, business associates and patients. These include standards for common healthcare transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures, unique identifiers for providers, employers, and health plan, security, and privacy.

Sanctions for failing to comply with the HIPAA health information practices provisions include criminal penalties and civil sanctions. The security standards went into effect in April 2003, with a compliance date in April 2005 for most covered entities. The Company cannot ensure that all of the parties with whom it does business will be in compliance with HIPAA. If the Company fails to comply with these standards, it could be subject to criminal penalties and civil sanctions, which could have an adverse effect on the Company’s financial condition and results of operations.

Management is aware of all of the above issues and has developed strategies to minimize the risks and limit the impact of the changing environment to ensure the ongoing success of the Company.

10. Credit Risk

The Company accumulates, from time to time, bank balances in excess of the insurance provided by federal insurance authorities. At December 31, 2003 and 2002, such excess balances totaled approximately $2,363,000 and $765,000, respectively.